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                                                                 EXHIBIT 23.7

                        MORGAN KEEGAN & COMPANY, INC.



                   CONSENT OF MORGAN KEEGAN & COMPANY, INC.



     We hereby consent to the use of our opinion dated June 21, 1996 as an exhibit to the Registration Statement on Form S-4 relating to the merger of MMI Merger Corp., a wholly-owned subsidiary of Isolyser Company, Inc., with and into Microtek Medical, Inc. and as an Annex to the Joint Proxy Statement/Prospectus contained in such Registration Statement, and to the references to our firm name under the captions "Summary", "The Merger - Background of the Merger", "The Merger - Isolyser's Reasons for the Merger; and "The Merger - Opinion of Isolyser's Financial Advisor" in such Proxy Statement/Prospectus. In giving such consent, we do not thereby admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                MORGAN KEEGAN & COMPANY, INC.

                                                By:       James Dwyer
                                                   --------------------------
                                             Title: Senior Vice President
                                                   --------------------------

July 1, 1996